Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Gastar Exploration. Ltd.

Houston, Texas

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our reports dated March 14, 2008, relating to the consolidated financial statements, schedule and the effectiveness of internal control over financial reporting of Gastar Exploration, Ltd., which are contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

Dallas, Texas

April 7, 2008